THIRD AMENDMENT
TO
THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
This Third Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 4th day of May, 2020, by and among (a) Silicon Valley Bank (“Bank”) and (b) (i) AVIAT NETWORKS, INC., a Delaware corporation (“Parent”), (ii) AVIAT U.S., INC., a Delaware corporation (“Opco”, together with Parent, the “US Borrowers” and each a “Borrower”), and (iii) AVIAT NETWORKS (S) PTE. LTD., a private company limited by shares formed under the laws of the Republic of Singapore (“Aviat Singapore” or “Singapore Borrower”, and together with the US Borrowers, individually and collectively, jointly and severally, “Borrower”).
RECITALS
A.    Borrowers and Bank have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of June 29, 2018, as amended by that certain Amendment No. 1 to Third Amended and Restated Loan and Security Agreement dated as of September 28, 2018 by and among Borrowers and Bank, and as further amended by that certain Amendment No. 2 to Third Amended and Restated Loan and Security Agreement, dated as of June 10, 2019 by and among Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.

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2.1    Section 3.4(a) (Procedures for Borrowing). The last sentence of Section 3.4(a) is amended in its entirety and replaced with the following:
“In addition to such Notice of Borrowing, either Administrative Borrower or Singapore Borrower, as applicable, must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion (including an updated Borrowing Base Report if the most recent Borrowing Base Report delivered pursuant to Section 6.2(a) is dated 30 days or more prior to the date of the Notice of Borrowing).”

2.2    Section 6.2(e) (Financial Statements, Reports, Certificates). Section 6.2(e) is amended in its entirety and replaced with the following:
“    (e)    [Reserved].”

2.3    Section 6.2(k) (Financial Statements, Reports, Certificates). Section 6.2(k) is amended by deleting the words “Exhibit I” and replacing them with the words “Section 14 of the Perfection Certificate”.
2.4    Section 6.12(a) (Online Banking). Section 6.12(a) is amended in its entirety and replaced with the following:
“    (a)    Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).”

2.5    Section 6.13 (Formation or Acquisition of Subsidiaries). Section 6.13 is amended by inserting the words “(including, without limitation, pursuant to a Division)” immediately following the words “any direct or indirect Material Subsidiary after the Effective Date”.
2.6    Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is amended by inserting the words “(including, without limitation, pursuant to a Division)” to appear immediately prior to the words “(collectively, “Transfer”)”.
2.7    Section 7.3 (Mergers and Acquisitions). The first clause of Section 7.3 of the Loan Agreement is amended in its entirety and replaced with the following:
“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to

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acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division), except where no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement:”
2.8    Section 10 (Notices). The notice information appearing in Section 10 is deleted in its entirety and replaced with the following:
“If to any Borrower:    Aviat Networks, Inc.
200 Parker Drive, Suite C100A
Austin, TX 78728
Attn: Eric Chang
Email: Eric.Chang@aviatnet.com

If to Bank:    Silicon Valley Bank
505 Howard Street
San Francisco, California 94105
Attn: Ashlee Kaji
Email: AKaji@svb.com

with a copy to:    Morrison & Foerster LLP
200 Clarendon Street
Boston, Massachusetts 02116
Attn:    David A. Ephraim, Esquire
Email:    DEphraim@mofo.com”
2.9    Section 13 (Definitions). The definition of “Eligible Accounts” in Section 13.1 is amended by (i) deleting the word “and” appearing at the end of clause (w), (ii) deleting the “.” appearing at the end of clause (x) and inserting in lieu thereof “; and”, and (iii) inserting the following new clause (y) thereof to appear immediately following subsection (x) thereof:
“    (y)    Accounts for which Borrower has sold, transferred, assigned, disposed of or granted a Lien on, or agreed to sell, transfer, assign, dispose of or grant a Lien on, any interest therein to or in favor of CitiBank, N.A., or any subsidiary or affiliate thereof.”

2.10    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:
“    “Borrowing Base” is (a) 80% of Eligible Accounts (other than Singapore Borrower Eligible Accounts) as determined by Bank from Borrower’s most recent Borrowing Base Report, plus (b) 50% of all Domestic unbilled accounts (in the case of clause (b) above, up to a maximum amount of (i) Seven Million Dollars ($7,000,000) when a Streamline Period is in effect and (ii) Three Million Five Hundred Thousand Dollars ($3,500,000) when a Streamline Period is not in effect), plus (c) (i) the Singapore Borrower Eligible Account Advance Rate multiplied by (ii) the Singapore Borrower Eligible Accounts;

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provided, however, that Bank has the right to decrease the foregoing amount and percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral or its value.”
“    “Consolidated Funded Indebtedness” is, as of any date of determination, for Parent and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including borrowings hereunder) and all debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) the aggregate Dollar Equivalent amount of all outstanding letters of credit (including drawn but unreimbursed letters of credit and any undrawn letter of credit) plus an amount equal to the Letter of Credit Reserve, bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) attributable Indebtedness in respect of capital leases and synthetic lease obligations, and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Borrower or any Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Borrower or such Subsidiary; provided that the amount of Indebtedness included under this clause (f) shall be restricted to the amount of Indebtedness attributable to such Borrower or such Subsidiary as a general partner or joint venturer; in each case minus any cash collateral posted for any of the foregoing.”
“    “Revolving Line Maturity Date” is June 28, 2021.”

“    “Singapore Borrower Eligible Accounts” is any Eligible Account of the Singapore Borrower, as determined by Bank from Borrower’s most recent Borrowing Base Report.”

2.11    Section 13 (Definitions). The following new defined term is hereby inserted alphabetically in Section 13.1:
“    “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.”

2.12    Section 13 (Definitions). The following defined term set forth in Section 13.1 is deleted in its entirety:

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“    “Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit H.”

2.13    Exhibit H. The Borrowing Base Certificate (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit H to the Loan Agreement is deleted in its entirety and replaced with the following: “Exhibit H – Intentionally Omitted”.
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Updated Perfection Certificate. Each Borrower has delivered an updated Perfection Certificate in connection with this Amendment (individually and collectively, the “Updated Perfection Certificate”) dated as of the date hereof, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of June 22, 2018. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.    Post-Closing Condition. On or prior to June 3, 2020, Borrower shall deliver to Bank, each, in form and substance satisfactory to Bank (a) a certificate of good standing from the State of Delaware with respect to Parent, (b) a certificate of good standing as a foreign corporation from the State of California with respect to OpCo, and (c) evidence satisfactory to Bank that the insurance policies and insurance endorsements for each Borrower required by Section 6.7 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses in favor of Bank.
9.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of (i) a fully-earned, non-refundable amendment fee in an amount equal to Twenty-Five Thousand Dollars ($25,000.00) and (ii) Bank’s reasonable legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: _/s/ Ashlee Kaji Name: _Ashlee Kaji Title: _Director

AVIAT NETWORKS, INC.

By:   /s/ Eric Chang
Name: _Eric Chang
Title:    Chief Financial Officer

AVIAT U.S., INC.

By:  _/s/ Eric Chang
Name:  Eric Chang
Title:  Director

AVIAT NETWORKS (S) PTE. LTD.

By:   /s/ Eric Chang
Name: _Eric Chang
Title:  _Director

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